UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2017 (March 3, 2017)

NEW ENTERPRISE STONE & LIME CO., INC.
(Exact name of registrant as specified in charter)

DELAWARE	333-176538	23-1374051
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

3912 Brumbaugh Road
P.O. Box 77
New Enterprise, PA 16664
(Address of principal executive offices)

(814) 766-2211
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On March 3, 2016, New Enterprise Stone & Lime Co., Inc. (the “Company”) entered into Amendment No. 1 to its Amended and Restated Revolving Credit Agreement (the “RCA Amendment”). Pursuant to the RCA Amendment, at the Company’s election in calendar year 2017 and calendar year 2018 the minimum liquidity threshold for triggering the Fixed Charge Coverage Ratio covenant will be reduced from $20.0 million to $10.5 million for a 90 day period, commencing no earlier than March 1 and ending no later than August 31 of each of the applicable fiscal years.
The foregoing description of the RCA Amendment is qualified in its entirety by the terms thereof, a copy which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 2.02 Results of Operations and Financial Condition
On March 3, 2017, the Company made available certain selected financial information for discussion with investors. Such financial information is attached hereto as Exhibits 99.1 and 99.2, and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.
On March 3, 2017, the Company issued a press release announcing that it had commenced a cash tender offer for any and all of the $250.0 million aggregate principal amount of its unsecured 11% senior notes due 2018, $46.5 million of which are held by the Company in treasury.
A copy of the press release is furnished as Exhibit 99.3 hereto and is incorporated herein by reference.

On March 3, 2017, the Company issued a press release announcing an offering, subject to customary conditions, of $200 million aggregate principal amount of senior notes due 2022. The Company intends to use the proceeds from the offering of the notes, together with available cash on hand and borrowings under its Revolving Credit Agreement to redeem, repurchase or otherwise retire the Company’s 11% senior notes due 2018, including accrued and unpaid interest thereon and other related fees and expenses.
A copy of the press release is furnished as Exhibit 99.4 hereto and is incorporated herein by reference.
The information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically incorporated by reference into any such filing. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Amendment No. 1, dated March 3, 2017, to the Amended and Restated Revolving Credit Agreement, dated July 8, 2016, among the Company and certain of its subsidiaries as borrowers, the lenders party thereto, Wells Fargo Bank, National Association as syndication agent and PNC Bank, National Association as administrative agent

99.1	New Enterprise Stone & Lime Co., Inc. Selected Financial Information
99.2	Additional New Enterprise Stone & Lime Co., Inc. Selected Financial Information
99.3
Press release of New Enterprise Stone & Lime Co., Inc. dated March 3, 2017, announcing the commencement of a cash tender offer for any and all of the $203,500,000 aggregate principal amount of its 11 % senior notes due 2018

99.4	Press release of New Enterprise Stone & Lime Co., Inc. dated March 3, 2017, announcing the commencement of its offering of senior notes due 2022.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW ENTERPRISE STONE & LIME CO., INC.

	By:	/s/ Paul I. Detwiler, III
Paul I. Detwiler, III
Director and President, Chief Executive Officer and Secretary

Date: March 6, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 1, dated March 3, 2017, to the Amended and Restated Revolving Credit Agreement, dated July 8, 2016, among the Company and certain of its subsidiaries as borrowers, the lenders party thereto, Wells Fargo Bank, National Association as syndication agent and PNC Bank, National Association as administrative agent

99.1	New Enterprise Stone & Lime Co., Inc. Selected Financial Information
99.2	Additional New Enterprise Stone & Lime Co., Inc. Selected Financial Information
99.3
Press release of New Enterprise Stone & Lime Co., Inc. dated March 3, 2017, announcing the commencement of a cash tender offer for any and all of the $203,500,000 aggregate principal amount of its 11 % senior notes due 2018

99.4	Press release of New Enterprise Stone & Lime Co., Inc. dated March 3, 2017, announcing the commencement of its offering of senior notes due 2022.